EXHIBIT 23.1

CONSENT

Akorn, Inc.
Buffalo Grove, Illinois

     We hereby consent to the use in the Prospectus constituting a part of the Registration Statement of our report dated February 20, 2004, relating to the consolidated financial statements of Akorn, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding Akorn, Inc.’s ability to continue as a going concern.

     We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

Chicago, Illinois
September 16, 2004